UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2008, pursuant to a Stock Purchase Agreement (the “Agreement”) between Digital Angel Corporation, a Delaware corporation (“DIGA”) and Blue Moon Energy Partners LLC, a Florida limited liability company (“Blue Moon”), DIGA sold 2,570,000 shares of IFTH Acquisition Corp., f/k/a InfoTech USA, Inc., a Delaware corporation (“IFTH”), which constitutes all of the shares of IFTH owned by DIGA, to Blue Moon. The consideration paid by Blue Moon to DIGA under the Agreement was $400,000. Blue Moon is managed by Scott R. Silverman, a former executive officer of VeriChip Corporation (“VeriChip”) and William J. Caragol, a current executive officer of VeriChip. DIGA is the beneficial owner of 48% of the common stock of VeriChip.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase Agreement, dated August 1, 2008, between Digital Angel Corporation and Blue Moon Energy Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: August 4, 2008
	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement, dated August 1, 2008, between Digital Angel Corporation and Blue Moon Energy Partners LLC.